UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A POS

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

EX-IM AMERICA LTD
(Exact name of registrant as specified in its charter)

Wyoming	33-1669157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7374 / 5099 / 5199 (Primary Standard Industrial Classification Code Number)

20551 N. Pima Rd., Suite 200 Scottsdale, AZ  85255-7206

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luis J. Vega

President

20551 N. Pima Rd., Suite 200

Scottsdale, AZ  85255-7206

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Luis J. Vega

Ex-Im America Ltd.

20551 N. Pima Rd., Suite 200

Scottsdale, AZ  85255-7206

(956) 877-5121

info@simultrayd.com

  EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A originally by Ex-Im America Ltd (the “Company”) on January 9, 2025 and qualified by the SEC on  May 19, 2025. The purpose of this Post-Qualification Amendment No. 1 is to expand the jurisdictions of the offering to include all U.S. states and the District of Columbia. Sales will occur only in states where qualified.

2 of 27

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 2

SUBJECT TO COMPLETION; DATED JANUARY 21, 2026

 10,000,000 SHARES OF COMMON STOCK

EX-IM AMERICA LTD (SIMULTRAYD)

Common Stock

This is the initial Regulation A   public offering of securities of Ex-Im America Ltd. (the “Company,” “we,” “our,” and “us”), a Wyoming corporation. We are offering 10,000,000 shares of common stock at $1.50 per share in a Tier 1 Offering under Regulation A.

The Offering will end upon the earliest of: (1) the sale of 10,000,000 shares, (2) two years after the SEC qualifies this Offering (or such longer period as determined by the Company), or (3) at the Company’s discretion. This Offering is on a 'best efforts' basis with no minimum amount required. Funds received will be sent directly to the Company for immediate use as described elsewhere in the registration statement. No escrow account will be established in connection with the Offering. Because no escrow is used, investors may lose all funds even if the offering is terminated early. Investors who are qualified are invited to purchase a minimum of 100 shares at $150. Funds will be available to the Company immediately. If we receive a subscription, the funds will be revocable for 10 days. Otherwise, proceeds may be used immediately in accordance with the Use of Proceeds described herein.

We plan to list our Common Stock on the OTCQB or NASDAQ; however, there is no assurance these efforts will be successful and listing on NASDAQ may be speculative . We will attempt to find assistance in the filing of a Rule 211 application with FINRA to obtain a trading symbol, but our shares may not be quoted, and there may be no public market for our stock.

Ex-Im America Ltd is not a shell company as defined under Rule 405 of the Securities Act of 1933. While the Company is in the early stages of operations with nominal assets and limited revenue as of December 31, 2024, it has been generating revenue through subscription services since 2022 and is actively developing its proprietary SimulTrayd platform commercially launched in March 2025. See 'Business' and 'Management’s Discussion and Analysis' sections for further details. We have elected reduced reporting requirements in compliance with Tier 1, Regulation A. For this reason, there will be no ongoing SEC reporting obligations after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	100	$1.50	-	$150
Total	10,000,000	$15,000,000	-	$15,000,000

Footnote: The Company does not anticipate any filing fees, broker commissions, or other related fees for this offering. Brokers will not be engaged in this transaction.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is May 8, 2025

3 of 27

4 of 27

OFFERING CIRCULAR SUMMARY

About Ex-Im America Ltd:

Ex-Im America Ltd, incorporated in Wyoming on October 28, 2024, is the parent company of the SimulTrayd platform (simultrayd.com). Its mission is to optimize global trade through an AI-driven export-import arbitrage solution, enabling users to exploit market inefficiencies.

Current Status of Business Operations:

As of March 8, 2025, Ex-Im America Ltd has launched its SimulTrayd platform, which is now commercially available. The platform has generated limited revenue $1,119 in 2023 and $1,019 in 2024 with a net loss of $1,317 in 2024 from 2-5 subscribers at $45/month. Full functionality, including transaction facilitation and mobile app (https://app.simultrayd.com/) enhancements, remains under development, with completion targeted for July 31, 2025. Remaining development costs are estimated at up to $2.5 million, to be funded by this offering and operational revenue. Prior disclosures of "no operations or revenue" were inaccurate; limited revenue since 2022 is reflected in financial statements on pages 18-22.

Anticipated Development Timeline and Costs:

The Company requires up to $2.5 million to complete platform enhancements, expand infrastructure, and integrate advanced AI tools, with full ramp-up expected by July 31, 2025, subject to successful fundraising.

The Offering:

Shares offered: Up to 10,000,000 shares of common stock. No minimum number of shares is required to close the offering.

Use of proceeds

Proceeds will fund platform completion and mobile app enhancements, acquire high-quality trade data for users (e.g., exporters, importers, traders, freight forwarders), support server infrastructure and office facilities, build an executive team for marketing and operations, and increase service visibility through targeted campaigns.

Termination of the offering	The offering will terminate upon the earliest of: (1) Sale of 10,000,000 shares, (2) One Year after SEC qualification, or (3) Earlier, at the Company’s discretion.
Risk factors

Investing in our common stock is highly speculative and risky. No public market exists for the shares, and there is no assurance one will develop. Review "Risk Factors" and "Dilution" before investing.

Trading Market

No trading market exists for the Company’s common stock. The Company plans to apply for an OTCQB listing via a Rule 211 application, subject to OTC Markets approval. Success is not guaranteed, and even if listed, an active trading market may not develop.

As a Tier 1 Regulation A issuer, the Company is not a fully reporting company, so certain JOBS Act exemptions for "emerging growth companies" do not apply. If it becomes a fully reporting company under the Securities Exchange Act of 1934, it could qualify as an "emerging growth company" with less than $1.0 billion in revenue, benefiting from reduced requirements, including:

∙	Only two years of audited financial statements in an initial registration statement.
∙	Delayed adoption of new accounting standards until applicable to private companies.
∙	Less extensive executive compensation disclosure and exemption from Dodd-Frank "say on pay" votes.

5 of 27

Additionally, as a Tier 1 issuer, we will not be subject to Section 404(b) of Sarbanes-Oxley, which requires auditor attestation of internal controls, and certain provisions of the Dodd-Frank Act concerning executive compensation and shareholder approval of executive compensation would not be required.

We will remain classified as an emerging growth company until the earliest of the following:

1.	The fiscal year following the fifth anniversary of this offering,
2.	The fiscal year in which our gross revenues exceed $1 billion,
3.	The date we issue more than $1 billion in non-convertible debt over three years, or
4.	The fiscal year in which the market value of our non-affiliated common stock exceeds $700 million at the end of the second quarter.

Although these benefits provide flexibility, our goal remains to transition to an Exchange Act reporting company, but we cannot guarantee the timeline for this transition. This process will be influenced by our growth and operational needs.

 RISK FACTORS

1.	The Company is an Early-Stage Company with Limited Financial Resources

The Company is still in its early stages of development and, while we have made progress with our global trade and arbitrage platform. Our model depends on both subscription fees and transaction-based earnings, but without substantial revenue growth or securing external financing, our ability to scale and continue as a going concern remains uncertain. There is no assurance that we will raise additional funds or that revenue will grow sufficiently to cover operating costs.

2.	Global Instability and Economic Factors May Impact Our Business Operations

Ongoing geopolitical conflicts, including those in Ukraine and Israel, coupled with rising global inflation, could create significant uncertainties that affect the Company’s business. Supply chain disruptions, commodity price volatility, and fluctuating international markets may limit profitable arbitrage opportunities on our platform, negatively impacting our growth potential and user experience. Incremental pricing increases may impact investor decisions, and there is no guarantee of market acceptance at higher price points.

3.	Dependence on Executive Leadership for Strategic Direction and Growth

The Company's success heavily relies on its executive team, including CEO William Westbrook, CFO Luis Vega, COT Abdul Hakeem Wahed, CTO Steven Messina, CIRO Michelle A.B. Morris, COO Garret Orr, CXO Richard Peters and CIO Joerg Storm, each of whom contributes unique expertise and vision. The loss of any key executive without a suitable replacement could disrupt our operations significantly. While efforts are being made to attract and retain top talent, finding equally skilled replacements may be challenging. Additionally, the Company currently lacks key-man insurance for these leaders, which adds to this risk.

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all other information included in this offering circular, before deciding to invest in shares of our common stock. If any of the following risks were to develop, our business, financial condition, results of operations, and/or prospects could be materially adversely affected. In such a case, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

You should carefully consider the following risks, along with all other information in this offering circular, before deciding to invest in our common stock. If any of these risks materialize, our business, financial condition, results of operations, and/or prospects could be materially adversely affected.

4.	Reliance on Experienced Management and Third-Party Advisors for Regulatory Compliance

While CEO William Westbrook and CFO Luis Vega bring considerable experience in managing public companies, the Company continues to rely on third-party advisors to ensure full regulatory compliance with SEC standards. Any delays or errors in financial reporting or compliance could negatively impact our operations. However, the management team’s familiarity with SEC rules and requirements mitigates this risk to some extent.

5.	Economic Uncertainty Due to Inflation and Commodity Market Volatility

Inflationary pressures and commodity market volatility pose risks to the Company’s business model, which depends on global trade and arbitrage. Rising inflation could reduce the profitability of trades on our platform, and price fluctuations in commodity markets may affect transaction volumes and frequency, potentially resulting in reduced revenue and lower platform utilization.

6.	Offering Conducted on a "Best Efforts" Basis, Limiting Available Capital

This offering is conducted on a "best efforts" basis, with no minimum capital required to be raised. If we fail to secure sufficient funding, we may not fully implement our business plan, and our operations could be negatively impacted. This structure increases the risk that investors may lose part or all of their investment.

7.	Potential Dilution Through Future Stock Issuances

To finance our operations and meet obligations, the Company may issue additional shares of common stock. This could dilute the ownership of existing shareholders and potentially reduce the value of their investment. Additionally, any convertible instruments or discounted stock offerings for funding purposes could further dilute the value of our common stock.

6 of 27

8.	Lack of Public Market and Liquidity for the Company’s Common Stock

Currently, there is no established public market for our common stock. Even if our shares become quoted on the OTC market, liquidity may be limited, and prices could be volatile. There is no guarantee that a public market will develop or that investors will be able to trade their shares.

9.	No Anticipated Dividends in the Foreseeable Future

The Company has never paid cash dividends on its common stock, nor does it anticipate paying dividends in the near future. Investors should expect any return on their investment to depend solely on potential stock price appreciation, which carries no guarantee.

10.	New Enterprise

The Company is in the organization stage and has generated limited test revenue from subscription services amounting to $1,119 in 2023 and $1,019 in 2024 with a net loss of $1,317 in 2024. The Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including the absence of a history of operations.

11.	Offering Price

The offering price of $1.50 per share has been determined arbitrarily by the officers and directors of the Company.  Because this is a newly formed business, the offering price cannot be based on traditional criteria such as historical or projected earnings or book value.  The organizers did not retain an independent investment banking firm to assist in determining the offering price.  No assurance is or can be given that any of the Common Stock could be resold for the offering price or for any other amount.

12.	Dividends

It is not anticipated that the Company will distribute any cash dividends to its shareholders in the foreseeable future. However, the Company may pay commissions to subscribing arbitrage traders and, at times, its development partners in the form of dividends, subject to the Company’s earnings and financial condition. The availability of funds for any distributions, including dividends or commissions, will depend upon the earnings of the Company and its ability to pay dividends. Earnings of the Company, if any, are expected to be retained by the Company for the foreseeable future in order to finance its operations.

13.	No Established Trading Market

There is presently no market for the Company's Common Stock, and there is no assurance that a market for the Common Stock will develop in the foreseeable future.  Purchasers of the Common Stock in this offering must, therefore, be willing to bear the risks of an investment in the Common Stock for an indefinite period of time.

14.	Best Efforts and Dependence on Proceeds

The shares of Common Stock are being offered for sale on a "best-efforts" basis by the executive officers of the Company. There is no assurance that all of the Shares will be sold and the Company funded as contemplated.  The Company is entirely dependent upon the proceeds received from the sale of Shares offered hereby in order to carry out its business operations as planned.  Because of factors beyond the control of the Company,  there is no assurance that the Shares will be sold or that, even if the Company receives the proceeds of this offering, its operations can be carried out as planned.

15.	Further Financing of Operations

The proceeds of this offering are considered to be sufficient to initiate the operations of this Company, and it is anticipated that future growth may be funded out of the operations of the Company.  There is no assurance, however, that the Company will achieve sufficient earnings to fund such growth.  Consequently, it may be necessary for the Company to seek further capital financing, and there is no assurance that such financing will be available on terms acceptable to the Company.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

7 of 27

USE OF PROCEEDS

The proceeds from this offering will be used for operational expenses, product development, and marketing. If all shares are not sold, proceeds will be allocated proportionally to priority needs, as outlined in the Use of Proceeds table below.

USE OF PROCEEDS
Summary	(Min)	(Max)
Production	$1,200,000	$9,000,000	60.00%
G&A	$800,000	$6,000,000	40.00%
Total	$2,000,000	$15,000,000

Broken Out
Production
Systems	$600,000	$4,500,000	30.00%
Support	$200,000	$1,500,000	10.00%
Equipment	$400,000	$3,000,000	20.00%

G&A
Facilities	$80,000	$600,000	4.00%
Marketing	$320,000	$2,400,000	16.00%
Legal	$160,000	$1,200,000	8.00%
Consulting	$40,000	$300,000	2.00%
Licensing	$40,000	$300,000	2.00%

Personnel
Wages	$160,000	$1,200,000	8.00%

Total	$2,000,000	$15,000,000	100.00%
Monthly	$166,667	$1,250,000

8 of 27

The Company is committed to maintaining financial discipline by making substantial investments only when revenue or available resources are sufficient to cover expenses, ensuring a sustainable growth trajectory. This measured approach is intended to optimize operational resilience while driving platform expansion and user acquisition. If less than $2,000,000 is raised, the Company will prioritize development, deployment and enhancement of the Application.

THE OFFERING

The offering will be conducted at the price of $1.50 per share. There is no minimum number of shares required for the offering to close, and the Company will retain the proceeds from any shares that are sold. Should only a limited number of shares be sold, our executive management will seek to raise additional funds privately to support our business plan. However, there can be no assurances regarding the success of such efforts. Investors in this offering may, therefore, incur the risk of losing their entire investment.

The shares offered in this transaction will be sold directly by the executive officers of the Company on a "best efforts" basis, with no minimum number of shares or proceeds required. Initially, the Company will not use commissioned broker-dealers for sales but may choose to do so later, which could increase offering expenses. If commissioned sales agents or underwriters are engaged, the Company will update this Form 1-A to describe the arrangement. No compensation will be paid to any principal, officer, or affiliated party in connection with the sale of shares. Officers are not compensated per transaction, are not associated with broker-dealers, and perform substantial non-sales duties. The Company is relying on Rule 3a4-1 of the Securities Exchange Act of 1934, which allows associated persons of the issuer to avoid being classified as brokers under certain conditions, such as performing substantial duties for the issuer and limiting their securities transactions.

Funds received from investors will be available to the Company immediately upon acceptance. Subscribers are instructed to transfer funds by wire, credit/debit card, or ACH transfer directly to the Company’s designated account. If the Company rejects a subscription within ten days of receipt, funds will be promptly returned without interest. the Company reserves the right to terminate or extend the offering at its discretion, as permitted under Regulation A.

Upon SEC qualification of the Offering Statement, the Company will accept funds for share purchases. This “best efforts” offering will make funds immediately accessible to the Company for use upon acceptance. Investors will need to complete a subscription agreement attached hereto to participate.

Funds will be deposited directly into the Company’s designated account and will be immediately available for use. If a subscription is rejected, funds will be returned to the investor within ten days without deduction or interest. A confirmation of acceptance will be sent to subscribers. All inquiries regarding the offering should be directed to the Company.

The offering will commence once this Offering Circular is qualified by the SEC and will continue until all shares are sold or the offering is terminated. Investors are required to ensure their form of payment clears and represents immediately available funds before the subscription period ends. The minimum investment for an individual is $150.00. If a subscription is rejected, funds will be returned within ten days without deduction or interest.

The Company reserves the right to accept or reject subscriptions, in whole or in part, for any reason. Rejected funds will be returned promptly without deduction or interest.

Exchange Listing

The purchase of common stock in this offering involves risk. Currently, no market exists for our stock. The Company intends to file for OTCQB listing through OTC Markets, subject to their approval process.

If our shares are quoted on the OTCQB or Pink Sheets, we will seek DTC eligibility to facilitate electronic trading. While not required for trading, DTC eligibility supports more efficient trades. There are no assurances that our shares will be listed or that we will achieve DTC eligibility or, if we do, how long that process may take.

Pricing of the Offering

The offering price of $1.50 per share is arbitrary and does not correlate with book value, assets, or earnings. This price was determined based on management's expectations and comparative company prospects. No valuation or appraisal has been prepared. There is no guarantee of a public market or that shares will trade above the offering price.

9 of 27

Investment Limitations

Tier 1 offerings under Regulation A have fewer restrictions, with no limit on shares an investor may purchase, subject to state "blue sky" laws. Accredited investors may purchase shares without limitation, while non-accredited investors are encouraged to review financial suitability, especially if shares do not trade on a national exchange. Accredited investor criteria include individuals with a net worth exceeding $1 million (excluding primary residence), and/or income in excess of $200,000 in the past 2 years.

Procedures for Subscribing

The minimum investment is $150. Subscription agreements and instructions are available at https://www.simultrayd.com/express-interest-in-investing.html. The Company may accept or reject subscriptions at its discretion. Upon acceptance, shares will be issued at closing, and subscriptions are complete.

Suitability and Share Issuance History

Investment in the shares being offered hereby is suitable only for persons who have substantial financial resources in relation to their investment and who understand both the tax consequences and particular risk factors of this investment. In addition, an investment in the Shares is suitable only for a person who needs no liquidity in this investment and is willing to accept substantial restrictions on transfer of the Shares (See “Risk Factors”).

Non-accredited investors may invest up to 10% of their net worth or annual income (excluding the primary residence). Accredited and sophisticated investors are deemed capable of evaluating investment risks.

DILUTION

"Dilution" is the difference between the offering price and the net book value per share after the offering. As of December 31, 2024, the net book value was $2,662 with 2,751,600 shares outstanding: 1,500,000 shares to William Westbrook and 1,250,000 shares to Luis J. Vega (issued November 3, 2024), plus 100 shares to Travis Goodwin and 1,500 shares to Trevor (via Patent Hacks, LLC) on December 11, 2024. The pre-offering book value per share is $0.001 ($2,662 ÷ 2,751,600).

Assumptions	2,000,000 Shares Sold	10,000,000 Shares Sold
Offering Price Per Share	$1.50	$1.50
Book Value Per Share Before Offering	$0.001	$0.001
Book Value Per Share After Offering	$0.63	$1.18

Decrease in Investment to New Shareholders	$0.87	$0.32
Dilution to New Shareholders (%)	58%	21%

*Calculated as of December 31, 2024, based on 2,751,600 shares outstanding.

10 of 27

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

 MARKET FOR OUR SECURITIES

There is currently no public market for our common stock, and one may never develop. We plan to seek OTC Markets assistance to file an application with FINRA for our shares to be quoted on the OTCQB or Pink Sheets following this offering. However, there is no guarantee that this application will be accepted or when approval might occur. Even if accepted, there is no assurance that:

∙	A market for our shares will develop,
∙	Our shares will trade at any specific price, or
∙	An active, liquid trading market will emerge.

Additionally, our shares may be subject to penny stock regulations, affecting liquidity and marketability. Rule 3a51-1 of the Exchange Act defines a "penny stock" as any equity security with a price below $5.00 per share, which may apply to our shares in the future. Penny stock classification requires brokers to complete suitability determinations and additional disclosures before completing transactions, which could reduce market activity and liquidity for our shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Note Regarding Forward-Looking Statements

Certain statements in this offering circular are forward-looking, including those regarding our business plans, financial resources, and future performance. Words such as “anticipate,” “believe,” “expect,” and similar expressions generally identify these statements, which are subject to risks and uncertainties. Actual results may differ due to various factors, and we undertake no obligation to update forward-looking statements after the date of this circular.

Overview

This discussion should be read with the accompanying financial statements and notes in this offering circular. As a development-stage company, past results may not reflect future performance. The Company has generated limited subscription revenue ($1,119 in 2023, $1,019 in 2024) since 2022, with full commercial operations launched in March 2025, and completion by July 31, 2025, at an estimated cost of $2.5 million.

11 of 27

Operations

Plan of Operation for the Next Twelve Months

Upon the commencement of this offering, the Company intends to execute its plan of operation to advance the development, commercialization, and international launch of the SimulTrayd platform. In the next 12 months, our primary operational focus includes:

1. Platform Development

1.

Enhancements to Core Systems: Further development and refinement of the proprietary CCC (Country, Commodity, Company) and WAR (Willingness, Ability, Readiness) systems to improve trade opportunity identification, data analytics, and participant evaluation.

2.	User Interface and Experience: Deployment of additional features to enhance user accessibility, streamline navigation, and improve transaction management.
3.	Automation and Integration: Implementation of automation tools for trade document management, payment processing, and logistics tracking to ensure seamless execution of back-to-back transactions.

2. Marketing and User Acquisition

1.	Domestic Outreach: Expansion of marketing campaigns to attract more Importers, Exporters, Traders, Freighters, and Investors to the platform in the U.S. market.
2.	International Expansion: Targeted marketing efforts in high-growth international markets with significant arbitrage opportunities.
3.	Partnership Development: Establishment of strategic partnerships with freight forwarders, inspection agencies, and financial institutions to strengthen the platform’s ecosystem.

3. Revenue Growth and Subscription Expansion

1.	Subscription Services: Increase the number of paying subscribers by offering value-added features and tools for trade analytics, transaction management, and financing solutions.
2.	Transaction Facilitation Fees: Begin earning transaction fees through back-to-back trade facilitation as operations scale.
3.	Trade Investment Programs: Launch investor-focused programs to fund transactions, providing returns while supporting platform liquidity.

4. Operational Readiness

1.	Infrastructure Setup: Expand internal systems to support higher transaction volumes and ensure data security, compliance, and scalability.
2.	Team Expansion: Recruit key personnel for technical, operational, and customer support roles to strengthen service delivery and platform management.
3.	Compliance and Risk Management: Ensure adherence to international trade laws, Incoterms, and payment regulations to facilitate secure and compliant transactions.

5. Commercial Launch

The full commercial and international version of the SimulTrayd platform launched in March 2025. Key activities leading to the launch include:

1.	Beta testing with select Users to validate system performance and user experience.
2.	Finalizing platform-wide integrations for payment processing, trade documentation, and logistics coordination.
3.	Hosting a launch event and promotional campaign to drive adoption and brand visibility globally.

The Company anticipates that the proceeds from this offering, combined with revenue from subscription services and trade completion, will provide sufficient resources to achieve its operational goals over the next twelve months

12 of 27

Liquidity

The Company currently generates revenue from subscription services paid by external users, providing an initial stream of operational funding. This revenue supplements the Company’s financial resources, which are further supported by shareholder funding and contributions from business associates. These combined sources of funding enable the Company to pursue its development and operational goals.

The SimulTrayd platform has been operational intermittently since 2022, consistently since the Company’s incorporation in October 2024, with the full commercial and international version launched in March 2025.

1.

User Growth and Market Demand:

The projected adoption rate for the Company’s platform is based on both increasing demand for streamlined export-import operations and a large addressable market. We anticipate substantial user acquisition due to the platform's competitive advantage, particularly in sectors where traditional systems create inefficiencies.

2	Scalability and Transaction Volume:

○

Subscription Revenue:

Our subscription model leverages tiered pricing, capturing a wide user base, from individual traders to large organizations. This flexible pricing approach supports high user retention and revenue per user growth.

○

Trade Revenue:

While current revenues do not validate scalability or market demand, trade -based revenue, the primary driver, is projected to increase as transaction volumes grow. The platform’s AI-driven architecture can handle high transaction throughput, allowing rapid scaling without compromising performance.

3.

Economies of Scale and AI Optimization:

The Company’s AI-driven backend continuously improves operational efficiency by optimizing trading matches and streamlining communication. This scalability ensures that as user and transaction volume increases, operational costs remain controlled, directly supporting profitability.

Historical Investment in SimulTrayd Platform

The SimulTrayd platform, which forms the core of Ex-Im America Ltd’s operations, has been under development since 2008, with significant resources contributed by key individuals prior to the Company’s incorporation on October 28, 2024. These contributions were initially made as part of a sole proprietorship operated by William Westbrook since January 2021, and were assigned to Ex-Im America Ltd upon its formation. The following table outlines the monetary and time-based resources implemented individually by key contributors from 2008 to October 28, 2024, to develop and enhance the SimulTrayd platform and its underlying technology, including the CCC/WAR system:

Contributed to Invention
Contributor	Type	From	To	Contribution Type	Total Contribution
William Westbrook	Inventor	2008	2025	Research, Development, Cash	3,968,988
Luis Vega	Invention Contributor	2008	2025	Research, Cash	602,535
Hakeem Wahed	Invention Contributor	2010	2025	Research, Cash	812,550
Steven Messina	Invention Contributor	2011	2025	Research, Development, Cash	3,255,000
Richard Peters	Invention Contributor	2021	2025	Research, Development, Cash	137,209
Joerg Storm	Invention Contributor	2024	2025	Development	104,269
Michelle A.B. Morris	Invention Contributor	2024	2025	Development	232,515
ItappBox	Invention Development	2024	2025	Development	450,000
Garret Orr	Invention Contributor	2025	2025	Development	150,000
				Total:	$9,713,066

Notes:

∙

“Input CCC/WAR” represents the monetary value of contributions to the development of the CCC/WAR technology, calculated based on the individuals’ time, expertise, and direct investment in the platform’s proprietary systems.

∙	“Input Cash” represents direct cash contributions to fund platform development, infrastructure, and operational costs.
∙

The total value of these inputs ($ 9,713,066) reflects the significant resources committed to building the SimulTrayd platform, which has been operational intermittently since 2022 and consistently since March 2025 . These investments are now part of Ex-Im America Ltd’s assets , representing the proprietary source code/algorithms (e.g., the CCC/WAR algorithms), and associated data sets, databases, patents, trademarks, copyrights, and trade secrets , with ongoing enhancements planned to improve simplicity, ease of use, and intuitive functionality, funded through this offering and operational revenue.

Accounting Policies and Standards

We have adopted relevant accounting standards, and as an emerging growth company, we may delay compliance with new standards until they apply to private companies.

Critical Accounting Policies

Preparation of our financial statements requires management to make estimates and assumptions, impacting reported values. Significant accounting policies are outlined in Note 2 to the financial statements included in this offering circular.

Seasonality and Off-Balance Sheet Arrangements

We do not expect significant seasonality in our business and have no off-balance sheet arrangements or commitments beyond public company operational costs.

13 of 27

Clarification of Non-Shell Company Status

The Company has been operational since 2022. It has developed proprietary systems such as CCC (Country, Commodity, Company) and WAR (Willingness, Ability, Readiness) to facilitate trade arbitrage opportunities. These intangible assets, combined with ongoing platform development and a defined business plan, demonstrate substantive operations and meaningful progress toward achieving its goals. The Company is actively executing its business plan, which includes generating limited revenue from subscription services provided to active users, amounting to $1,119 in 2023 and $1,019 in 2024 and scaling operations for its global trade facilitation platform. The SimulTrayd platform has been operational intermittently since 2022, consistently so since the Company’s incorporation in October 2024. Additionally, the Company’s platform had a full-scale commercial launch which took place in March 2025, While the Company is in the early stages of growth, its proprietary trade facilitation systems, active paying subscribers, and scheduled launch of its commercial platform indicate substantive operations and assets beyond nominal value. Therefore, the Company does not meet the definition of a shell company under Rule 405 of the Securities Act of 1933.

BUSINESS

The website simultrayd.com, developed under the Company, was established in Wyoming October 28th 2024 with the mission to transform global trade by automating and optimizing export-import arbitrage transactions. Using AI technology, the Company identifies profitable trade opportunities in real-time, connecting traders, exporters, and importers to streamline deal execution and communication. Revenue from subscriptions ($1,119 in 2023, $1,019 in 2024) reflects early market validation, with full commercialization launched in March 2025.

Intellectual Property and Patent

Ex-Im America Ltd owns and utilizes proprietary technology central to its SimulTrayd platform, including a provisional patent application filed with the United States Patent and Trademark Office (USPTO) on February 13, 2025, under Application No. 63/757,970. The patent, titled “DYNAMIC AND INTEGRATED GLOBAL EXPORT-IMPORT ARBITRAGE AUTOMATION LEVERAGING CCC/WAR (COUNTRIES, COMMODITIES, COMPANIES)/(WILLINGNESS, ABILITY, READINESS),” was invented by William Westbrook, the Chairman and CEO of the Company. Steven Messina (Secretary & CTO), Luis J. Vega (President/Treasurer & CFO/Chief of Staff), and Abdul Hakeem Wahed (VP & Chief of Trade) are key executives and contributors to the development and implementation of the SimulTrayd platform, leveraging their expertise to enhance the technology and its integration into the Company’s operations. This patent protects the innovative AI-driven framework that identifies, evaluates, and executes global trade arbitrage opportunities, forming the foundation of the SimulTrayd platform’s functionality. The Company intends to continue refining and expanding this technology to improve simplicity, ease of use, and intuitive functionality over time, with ongoing development funded through this offering and operational revenue.

Platform developed since 2008 with $9,713,066 contributed resources (60% direct development/scripting, 40% research/travel/diplomacy) assigned at incorporation (Oct 28, 2024). Per GAAP, expensed except $2,662 capitalized Digital Asset; value supported by Equidam Scorecard (~$9.4M, Jul 22, 2025). Enables Level 4 arbitrage (Ricardian democratization, $19T inefficiency via gig-economy mass production).

Competition

SimulTrayd operates in a niche market at the intersection of data-driven economics and global trade platforms, competing with companies leveraging advanced data analytics, such as the MIT Observatory of Economic Complexity (OEC), and trade platforms like Alibaba and Tridge. Unlike traditional trade facilitators or data providers, SimulTrayd uniquely combines real-time economic intelligence and marketplace functionalities to identify and execute export-import arbitrage opportunities. To date, no known competitor globally integrates both robust data analytics and dynamic trade execution as a unified system, positioning SimulTrayd as a pioneer in optimizing international trade with precision and efficiency.

Employees

Currently, the Company has no full-time employees. Mr. Westbrook plans to dedicate approximately 20-30 hours and Luis J. Vega plans to dedicate approximately 10-20 hours of their time to the Company both on a part time basis, with plans to expand the team once financial resources are secured.

Facilities

The Company currently operates out of home offices, with no additional costs or formal lease agreement. Office plans may be revisited based on business needs.

14 of 27

Litigation

The Company is not involved in any litigation.

Operations

SimulTrayd is a global trade facilitation platform that leverages its proprietary and patent pending CCC/WAR system to identify and execute profitable trade opportunities while offering Users access to advanced analytics, transaction tools, and trade facilitation resources.

Business Plan and Current Stage

Since 2022, SimulTrayd has offered subscription-based services, generating minimal revenue from paid users subscribing at $45 per month. The Company has maintained between 2 and 7 active paying subscribers, showcasing early-stage market validation of its business model.

While the Company has yet to initiate full-scale operations or achieve significant revenue, its strategic focus includes:

Enhancing Platform Capabilities: Developing, patenting and refining proprietary trade facilitation tools, including the CCC/WAR system and trade transaction management software.

Scaling Subscription Services: Expanding User acquisition and retention to increase subscription-based revenue.

Trade Facilitation: Building infrastructure to manage back-to-back transactions, payment processing, documentation, and trade financing.

Vision for Growth

SimulTrayd is poised to capitalize on its innovative business model, aiming to transform global trade dynamics through technology, efficiency, and transparency. As platform features are scaled and operational infrastructure is solidified, the Company anticipates accelerated revenue growth and expanded market presence.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Directors
Name	Age	Title	Start Date	Hrs per Wk	Other Employment
William Westbrook	49	Chairman & CEO	January 1, 2022	60	Fractional Executive

Luis Vega	58	President/Treasurer & CFO/Chief of Staff	October 1, 2024	60	Management Consulting

Steven Messina	56	Secretary & CTO	January 1, 2022	60	Fractional Executive

A. Hakeem Wahed	53	VP & Chief of Trade	October 1, 2024	20	Trade Consultant

Advisors
Name	Age	Title
Dr. Joerg Storm, PhD	50	Board Advisor & CIO	November 1, 2025	10	Mercedes-Benz Executive

Dr. Glenn Moradian, MD	74	Advisor & CIRO	December 14, 2025	20	Retired

Austin R. Gwynn, Esq.	30	Board Advisor & In House Counsel	January 09, 2026	2 0	Lending

Richard Peters	55	Board Advisor & CXO	October 1, 2024	20	Retired

Management Bios

William Westbrook - Chairman & CEO

William Westbrook brings over 20 years of experience in financial management, corporate strategy, and international trade. His leadership background spans roles as CFO of Quantum Energy Corporation, founder of SoOum Corp., a public company specializing in global trade arbitrage, Management Consultant to Aspen Technologies, Budget Director for Romney for President 2008 and Assistant Controller of Lennar Corp Land Division. William’s expertise covers SEC compliance, public company governance, capital raising, and financial strategy, which are instrumental as he guides the Company’s growth and operational execution. Mr. Westbrook is the inventor of the patent application filed on February 13, 2025 (Application No. 63/757,970), which underpins the SimulTrayd platform’s core technology. His expertise in financial management and international trade has been instrumental in developing the platform’s AI-driven arbitrage solutions.

Luis J. Vega - President/Treasurer & CFO/Chief of Staff

Luis Vega provides the Company with robust financial oversight and strategic planning expertise. As CFO, he ensures financial compliance and directs the company’s fiscal strategy. With a strong background in finance and operations, Luis has developed systems for financial reporting, budgeting, and regulatory compliance, bringing practical experience from both private and public sectors. His focus on building the Company's financial framework and supporting the leadership team with data-driven insights is foundational to the company’s fiscal health and growth trajectory. Mr. Vega, is a key contributor to the invention, development and operational implementation of the SimulTrayd platform. His role as CEO involved leveraging the patented technology to enhance platform functionality, financial strategy, and trade operations.

15 of 27

Steven Messina - Secretary & CTO

Steven Messina oversees the Company's technology development and integration efforts as Chief Technology Officer. His background in software engineering, systems architecture, and product development is pivotal in managing the Company's technical infrastructure and advancing the digital platform. Steven has successfully led cross-functional teams through complex projects and has implemented scalable technology solutions that support growth. As Secretary, he also assists with governance and compliance duties, helping streamline operational efficiencies across departments. Mr. Messina, is a key contributor to the invention, development and operational implementation of the SimulTrayd platform. His role as CTO, involved leveraging the patented technology to enhance platform functionality, financial strategy, and trade operations.

A. Hakeem Wahed - Vice President & Chief of Trade

Hakeem Wahed leads the Company’s trade operations, bringing extensive experience in international trade, logistics, and supply chain management. His background includes facilitating cross-border transactions, managing import/export regulations, and optimizing global supply chain processes. Hakeem’s focus on efficiency, compliance, and cost-effective trading strategies supports the Company’s commitment to delivering quality and timely trade solutions. His role is essential for executing the operational side of the Company’s mission and managing international partnerships. Mr. Wahed, is a key contributor to the invention, development and operational implementation of the SimulTrayd platform. His role as Chief of Trade, involved leveraging the patented technology to enhance platform functionality, financial strategy, and trade operations.

Dr. Joerg Storm - Board Advisor & CIO

Dr. Joerg Storm serves as Chief Information Officer and a key advisor to the board, bringing a wealth of knowledge in AI, digital transformation, and enterprise technology. With past leadership roles at Siemens and Mercedes-Benz, Joerg is skilled in aligning advanced technologies with business goals. His strategic insight into emerging technologies and digital trends helps position the Company as an innovative and future-ready company, leveraging AI and data analytics to drive operational improvements and enhance customer value.

Dr. Glenn Moradian, MD - Board Advisor & CIRO

Glenn Moradian, MD, serves as Chief Investment & Revenue Officer (CIRO), leading investment strategies, revenue optimization, and risk management for the AI/AGI-powered export-import arbitrage platform. He attended the University of North Carolina-Chapel Hill graduate school studying Human Anatomy for four years, followed by four years of undergraduate medical study. A four year residency in Diagnostic Radiology at the University of New Mexico was followed by three years of fellowship training at the University of Minnesota in Cardiovascular-Interventional Radiology and Neuroradiology. He retired after 25 years of general practice and has since involved himself with technological investments, most recently including SimulTrayd.

Austin Gwynn, Esq. - Board Advisor & In House Counsel

Austin Gwynn, Esq., serves as General Counsel, overseeing legal compliance, intellectual property, and strategies in AI-driven export-import arbitrage. He is a licensed US patent attorney (Reg. No. 74,121) with expertise in IP (including copyrights, patents, trademarks, and trade secrets), contract law, corporate law, international distribution, trade treaties and disputes, MAP enforcement, technology development, patent and trademark prosecution, and IP enforcement. Recognized as a top intellectual property attorney in Arizona by Attorney at Law Magazine, Gwynn practices at Inspired Idea Solutions in Scottsdale, AZ. He holds a J.D. from Valparaiso University School of Law (2013) and a B.S. in Mechanical Engineering from Brigham Young University. He spent time as a JAG officer and has over 12 years in small business, including founding a chain of retail mattress stores and a window coverings franchise, plus 7+ years in IP. Since 2024, he is a Consulting Partner at ERA Group, focusing on legal and manufacturing processes. Over the past five years, he has emphasized legal workflows, cost-reduction, and business development. He has no involvement in legal proceedings, bankruptcies, or regulatory actions relevant to securities offerings.

Richard Peters - Board Advisor & CXO

Richard Peters serves as Chief Experience Officer (CXO) and Board Advisor, rigorously testing, optimizing, and refining the user experience across the AI/AGI-powered platform since 2021. His hands-on approach ensures seamless adoption for gig-economy workers, exporters, and importers engaging in Levels 1–4 arbitrage—driving intuitive interfaces that scale mass production of high-profitability CCC/WAR opportunities and unlock $19T in supply-chain value.

A former U.S. Army enlistee and West Point attendee, Richard brings discipline, leadership, and mission-critical execution. He adds over 31 years of law enforcement experience as a deputy sheriff, including serving as ADA Coordinator for a county jail—honing skills in compliance, risk mitigation, stakeholder coordination, and high-stakes operational efficiency. These directly support SimulTrayd's compliant, user-centric scaling of anti-marketplace Ricardian arbitrage and democratization of global trade.

His unique blend of military precision, public-service rigor, and long-term platform immersion positions him as the ideal CXO to deliver exceptional experiences that empower subscribing workers, attract big investors, and fuel world-changing liquidity.

Possible Conflicts of Interest

The Company’s officers and directors, including Chairman William Westbrook and CIO Dr. Joerg Storm, may have external business commitments. While they are not contractually required to work full-time, all officers are expected to uphold their fiduciary duties to the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for all employees, focusing on honesty, transparency, legal compliance, and accountability.

Board of Directors

The board consists of four directors who intend to serve indefinitely or until key milestones such as IPO qualification, significant revenue targets, or major liquidity events are achieved. Terms are one-year, subject to annual re-election, ensuring stability while maintaining governance flexibility. Directors currently receive no compensation. The Company intends to form an audit and compensation committee once independent members join the board. Directors will be reimbursed for any company-related expenses, and liability insurance for officers will be sought when financially feasible.

Executive Compensation

No officer or director currently has a written employment or compensation agreement. The Board will determine compensation based on Company performance and financial status, with formal agreements planned when annual sales reach $10 million.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc. ($	Cash compensation ($)	Other compensation ($)	Total compensation ($)

Stock and Option Awards

The Company has not issued any stock options, awards, or grants, and there are no equity award arrangements at this time.

16 of 27

PRINCIPAL SHAREHOLDERS

The Company issued 4,145,992 shares of common stock to William Westbrook between November 3, 2024, and January 3, 2025, and 1,651,690 shares to Luis J. Vega during the same period, both primarily at par value of $0.0001, with additional shares issued at $1.50 for patent work. On January 3, 2025, the Company issued 2,170,000 shares to Steven Messina and 541,700 shares to A. Hakeem Wahed at $1.5000 per share for patent work. Additional shares were issued to other founders, staff, and family members, including board advisors Garret Orr, Joerg Storm, Michelle A.B. Morris, and Richard Schaefer Peters, between December 11, 2024, and March 16, 2025, as detailed in Item 6 of Part I of Form 1-A. The initial incorporator of the Company is William Westbrook, who also serves as Chairman. The original directors are William Westbrook and Luis J. Vega. On November 3, 2024, the original directors expanded the board and executive team to the following: William Westbrook, Chairman & CEO, Luis J. Vega, President/Treasurer & CFO/Chief of Staff, Garret Orr, Board Advisor & COO, Steven Messina, Secretary & CTO, A. Hakeem Wahed, Vice President & Chief of Trade, Joerg Storm, Board Advisor & CIO, Michelle A.B. Morris, Board Advisor & CIRO, and Richard Peters, Board Advisor & CXO. The board intends to issue equity as part of these appointments, pending board consent , and advisors may be compensated with equity.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common	William Westbrook	Director	4,145,992	43%
Common	Luis J. Vega	Director	1,651,690	19%
Common	Steven Messina	Director	2,170,000	18%
Common	Abdul Hakeem Wahed	Director	541,700	5%
Common	All Other Shareholders (including board advisors Garret Orr, Joerg Storm, Michelle A.B. Morris, Richard Schaefer Peters, Glenn Moradian, Austin Gwynn and 19 others)	Staff and Beta Systems Testers	1,683,478	14%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 16, 2025, Ex-Im America Ltd. acquired all membership interests of CYBERFUND LLC, a related entity, through a Membership Interest Purchase Agreement (filed as Exhibit 2.1). Prior to the acquisition, William Westbrook, the Chief Executive Officer, and Luis Vega, the Chief Financial Officer of Ex-Im America Ltd., each owned 50% of CYBERFUND LLC, making this a related party transaction. The purchase price was $500,000, paid entirely in 333,333 shares of the Company’s common stock, valued at $1.50 per share, with each Seller receiving 166,666 shares. Under the terms of the agreement, Ex-Im America Ltd. does not assume any liabilities of CYBERFUND LLC, As the sole owner of CYBERFUND LLC, Ex-Im America Ltd. has full discretion to manage development agreements as it deems fit, including the right to modify, terminate, enforce, or completely disengage from its terms by assignment, novation, or other means, without any further liability to the Company. The acquisition was executed to secure full control over the SimulTrayd platform’s development, with associated intellectual property rights consolidated in the Company’s financial statements.

The current promoters of the Company are the Company’s own officers and directors.

Director Independence and Board Structure

Our Board of Directors consists of four members: William Westbrook, Luis J. Vega, Steven Messina, and A. Hakeem Wahed. We do not currently have a majority of independent directors, nor are we required to meet NASDAQ independence standards as we are not listed. If the board is expanded in the future, we intend to consider independent members to strengthen governance.

Board Committees

We have not established formal board committees, such as Audit, Compensation, or Nominating Committees. The board collectively performs these functions, which is appropriate given our current size and stage. Since our securities are not exchange-listed, we are not required to have specific committees.

Director Nomination Policy

The board does not have a formal policy for handling shareholder recommendations for director candidates, nor a structured process for identifying or evaluating nominees. In the absence of shareholder nominations to date, the board has managed director selections internally. Future nominations will be considered collectively by all board members.

Audit Committee Financial Expert

Our board does not currently include an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. While we do not currently have an independent financial expert, we believe our board members collectively possess the experience necessary to oversee financial reporting and internal controls. Given our operational size, appointing a designated financial expert is not currently justified.

DESCRIPTION OF CAPITAL STOCK

Introduction

Ex-Im America Ltd, incorporated on October 28, 2024, under the laws of Wyoming, is authorized to issue 330,000,000 shares of common stock with a par value of $0.0001 and 30,000,000 shares of preferred stock with a par value of $0.000.

Common Stock

The 330,000,000 shares of common stock grant holders:

∙	Equal rights to dividends as declared by the board.
∙	Rights to share proportionally in company assets in the event of liquidation.
∙	No preemptive, subscription, or conversion rights, nor redemption or access to any sinking fund.
∙	One non-cumulative vote per share on matters brought before shareholders.

Preferred Classes and Allocation

∙	Series A Preferred: 10,000,000 shares, convertible to Common Stock at a rate of 1:5 (one preferred share converts to five common shares).
∙	Series B Preferred: 10,000,000 shares, convertible to Common Stock at a rate of 1:15 (one preferred share converts to fifteen common shares).
∙	Series C Preferred: 10,000,000 shares, issued solely for voting rights with 100 votes per share and no conversion rights.

17 of 27

Authorized but Unissued Capital Stock

Wyoming law does not require stockholder approval to issue additional shares, enabling Ex-Im America Ltd to use these shares for various corporate needs, such as raising capital or facilitating acquisitions. These additional shares may influence shareholder voting power and may also allow the board to issue shares to management-aligned shareholders, which could deter takeover attempts.

Wyoming Anti-Takeover Laws

Ex-Im America Ltd is subject to the Wyoming Management Stability Act (WMSA), which applies to public corporations. Under the WMSA, certain “control share” acquisitions may require shareholder approval if they meet specified ownership thresholds, and any control share acquisition could require board and shareholder approval if it falls under these rules.

Transfer Agent

Currently, Ex-Im America Ltd has not designated a transfer agent, as it is not a requirement for private companies or those pursuing a Regulation A, Tier 1 offering. However, we remain mindful of the potential necessity of appointing a transfer agent as our shareholder base expands or if we move toward a public listing. This consideration ensures that we are prepared to meet future administrative and regulatory needs effectively.

OTCQB Considerations

Ex-Im America Ltd is considering a potential listing on the OTCQB. OTCQB stocks are generally not followed by analysts, which can result in lower trading volumes and less liquidity compared to NASDAQ-listed securities. Additionally, should Ex-Im America Ltd become DTC-eligible, shares could trade electronically, which typically improves trade execution. However, there is no assurance that DTC-eligibility will be achieved.

Rule 144

Rule 144 governs the resale of restricted securities for affiliates and non-affiliates, subject to holding periods and other conditions. Affiliates can sell limited quantities within a six-month period, while non-affiliates may sell freely after one year if they meet holding requirements. This could affect share liquidity depending on the market price and trading volume.

ERISA Considerations

Fiduciaries of employee benefit plans considering investment in Ex-Im America Ltd under ERISA should assess whether the investment is prudent, meets diversification requirements, and could result in unrelated business taxable income. They should consult with legal and financial advisors regarding compliance with ERISA and Section 4975 of the Internal Revenue Code to avoid prohibited transactions.

 LEGAL MATTERS

The validity of the Common Stock offered hereby is being passed upon for the Company by Jones & Haley, P.C., 750 Hammond Drive, Building 12, Suite 100, Atlanta, Georgia 30328.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A/A under the Securities Act regarding the shares of Common Stock offered here. This Offering Circular, constituting part of the Offering Statement, does not contain all the information in the Offering Statement or its exhibits. For more detailed information about us and this offering, we refer you to the full Offering Statement and its exhibits.

Statements in this Offering Circular regarding any contract or document filed as an exhibit to the Offering Statement are summaries and are qualified in all respects by the full text of those documents. The Offering Statement, exhibits, and schedules are accessible on the SEC’s website at www.sec.gov, where additional reports and information may also be found.

18 of 27

19 of 27

EX-IM AMERICA LTD

Unaudited Balance Sheet

For the Periods ending December 31, 2024

and ending December 31, 2023

ASSETS	12/31/2024	12/31/2023
Current Assets
Cash and cash equivalents	$-	$6
Total Current Assets	-	6
Non-Current Assets
Digital Asset (Ex-Im Arbitrage Web Platform)	2,662	2,048
Total Non-Current Assets	2,662	2,048
TOTAL ASSETS	2,662	2,054
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable (A/P)	-	-
Total Current Liabilities	-	-
Long-Term Liabilities
Long-term loans from shareholders	$-	-
Total Long-Term Liabilities	-	-
Total Liabilities	-	-

Additional paid in capital	1,650	-
Retained Earnings	737	2,054
Common Stock, $0.0001 par value	275	-

Total Stockholders' Equity	2,662	2,054
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,662	$2,054

(See accompanying notes to the financial statements.)

20 of 27

EX-IM AMERICA LTD

Unaudited Statement of Operations

For the Periods ending December 31, 2024

and ending December 31, 2023

	12/31/2024	12/31/2023
Revenues
Subscription Revenue	$1,019	$1,080
Sale of Commodities	-	-
Total Revenues	$1,019	$1,080
Cost of Sales
Cost of Goods Sold	-	-
Total Cost of Sales	-	-
Gross Income	$1,019	1,080

Operating Expenses
Office Expenses	$561	$5
Professional Services	1,775	-
Total Operating Expenses	$2,336	$5
Net Income (Loss)	(1,317)	$1,075

(See accompanying notes to the financial statements.)

21 of 27

EX-IM AMERICA LTD

Unaudited Statement of Stockholders' Equity

For the Periods ending December 31, 2024

and ending December 31, 2023

Description	Preferred Shares	Common Shares	Amount (Common Stock)	Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
Balance, January 1, 2023	-	-	-	-	-	-
Net Income (2023)	-	-	-	-	$1,075	$1,075
Balance at Dec 31, 2023	-	-	-	-	$2,054	$2,054
Balance, January 1, 2024	-	-	-	-	$2,054	$2,054
Issuance of Common Stock	-	2,751,600	$275	$1,650	$-	$1,925
Net Income (Loss) (2024)	-	-	-	-	(1,317)	(1,317)
Balance at December 31, 2024	-	2,751,600	$275	1,650	(737)	$2,662

 (See accompanying notes to the financial statements.)

22 of 27

EX-IM AMERICA LTD

Unaudited Statement of Cash Flows

For the Periods ending December 31, 2024

and  December 31, 2023

	12/31/2024	12/31/2023
OPERATING ACTIVITIES
Net Income	$(1,317)	$1,075
Adjustments to Reconcile Net Income	-	-
Net Cash Provided by Operating Activities	(1,317)	1,075
FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	1,650	-
Common Stock	275	-
Net Cash Provided by Financing Activities	1,925	-
INVESTING ACTIVITIES
Digital Asset (Web Platform)	(614)	(1,113)
Net Cash Provided by Investing Activities	(614)	(1,113)

INCREASE (DECREASE) IN CASH	(6)	(38)
Cash at Beginning of Period	6	44
Cash at End of Period	-	6

(See accompanying notes to the financial statements.)

23 of 27

Ex-Im America Ltd

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Ex-Im America Ltd is a corporation formed under the laws of the State of Wyoming. The company develops an online trading platform and financial application that provides real-time arbitrage data for commodities and investment portfolios. The company began its operations with a focus on growing subscription-based revenue.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Year-End

The company’s fiscal year ends on December 31.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the financial statement date. Actual results may differ from these estimates.

Cash Equivalents

The company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. For the periods ending December 31, 2023, and December 31, 2024, the company had no cash equivalents.

Income Taxes

The company will recognize tax benefits only if it is more likely than not that the tax position will be sustained upon examination by the relevant tax authorities. For the periods ended December 31, 2023, and December 31, 2024, no material adjustments to liabilities were recognized.

Fair Value of Financial Instruments

The company does not have any financial instruments that require fair value measurement. As such, there were no fair value adjustments made for assets or liabilities as of December 31, 2023, or December 31, 2024.

Intangibles

Contributed IP costs expensed per ASC 350-40; no amortization/impairment. Critical to CCC/WAR value prop.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As of December 31, 2024, the company had no liabilities but reported a net loss of $1,317 for the year, resulting in retained earnings of $737. Although the company has generated subscription revenue, the current financial position may not be sufficient to support ongoing operations without additional funding or revenue growth. Management is actively pursuing strategies to grow the platform and improve financial stability, but there can be no assurance that these efforts will succeed. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

24 of 27

NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

The company is authorized to issue 330,000,000 shares of common stock at a par value of $0.0001 per share and 30,000,000 preferred stock at a par value of $0.0001. As of December 31, 2023, no shares of common stock had been issued. On December 31, 2024, the company issued 2,751,600 shares of common stock for total proceeds of $1,925, consisting of $275 in common stock and $1,650 in additional paid-in capital.

NOTE 5 - ACCRUED EXPENSES

As of December 31, 2023, and December 31, 2024, the company had no accrued expenses. All operating costs were covered as they were incurred.

NOTE 6 - INCOME TAXES

As of December 31, 2024, the company has not generated enough income to incur tax liabilities and therefore has no tax loss carryforwards or valuation allowances.

NOTE 7 - COMMITMENTS

The company has entered into agreements to further develop and manage its trading platform, with payment for development services deferred until the platform generates sufficient revenue or until a mutually agreed payment plan is negotiated.

25 of 27

PART 3

EXHIBITS

2.a	Articles of Incorporation

2.b	By-Laws

2.1	Membership Interest Purchase Agreement

4.1	Subscription Agreement

17.12	Opinion re legality

26 of 27

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Mission, State of  Texas, on  January 21, 2026.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Ex-Im America Ltd.

By:	/s/ Luis J Vega
Luis J Vega
President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ William Westbrook
William Westbrook
Chairman & Chief Executive Officer

By:	/s/ Luis J Vega
Luis J Vega
President/Treasurer & CFO/COS

By:	/s/ Abdul Hakeem Wahed
Abdul Hakeem Wahed
Vice President & Chief of Trade

By:	/s/ Steven Messina
Steven Messina
Secretary & Chief Technology Officer

By:	/s/ William Westbrook
William Westbrook
Director

By:	/s/ Luis J Vega
Luis J Vega
Director

27 of 27